SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 7, 2014

THE TIMKEN COMPANY
(Exact Name of Registrant as Specified in its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130
(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Mt. Pleasant St., N.W., North Canton, Ohio 44720
(Address of Principal Executive Offices) (Zip Code)

(234) 262-3000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition
On October 28, 2014, The Timken Company (the "Company") filed a current report on Form 8-K with the Securities and Exchange Commission that included an earnings release issued that same day reporting results for the third quarter of 2014, which was furnished as Exhibit 99.1 thereto (the "Earnings Release"). The Earnings Release reported a consolidated net loss attributable to the Company of $14.8 million, or a loss of $0.16 per share, for the three months ended September 30, 2014, and net income attributable to the Company of $131.4 million, or earnings per diluted share of $1.43, for the nine months ended September 30, 2014. Subsequent to the issuance of the Earnings Release, the Company recorded additional non-cash goodwill and intangible impairment charges for the three months ended September 30, 2014 of $8.4 million ($7.1 million after tax), or $0.08 per share, related to its Aerospace segment. As a result of these additional charges, the Company will report a net loss attributable to the Company of $21.9 million, or a loss of $0.24 per share, for the three months ended September 30, 2014, and net income attributable to the Company of $124.3 million, or earnings per diluted share of $1.35, for the nine months ended September 30, 2014, in its quarterly report on Form 10-Q for the third quarter of 2014.

This information shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

	By:	/s/ William R. Burkhart
William R. Burkhart
Executive Vice President, General Counsel and Secretary
Date:	November 7, 2014